BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION             )
OF PUBLIC SERVICE COMPANY OF                 )
OKLAHOMA ("PSO") FOR AUTHORITY TO            )     CAUSE NO. PUD 970000102
ISSUE JUNIOR SUBORDINATED DEBENTURES         )
AND / OR PREFERRED SECURITIES                )
AND GUARANTEES.                              )      ORDER NO. 411174


HEARING:          April 7, 1997
                           Before Robert E. Goldfield
                           Administrative Law Judge

APPEARANCES:      Jack P. Fite, Public Service Company of Oklahoma

                           Jacqueline Miller, Oklahoma Corporation
                           Commission, Public Utility Division

                                   FINAL ORDER


BY THE COMMISSION:

         The Corporation Commission of the State of Oklahoma being in session with the undersigned Commissioners present and participating, there comes on for hearing the Application of Public Service Company of Oklahoma, a corporation organized and existing under the laws of the State of Oklahoma (herein after sometimes referred to a "Applicant"), seeking a Certificate of Authority authorizing Applicant to issue up to $77,500,000 of Junior Subordinated
Debentures and/or up to $75,000,000 of Preferred Securities similar to tax deductible preferred securities currently in the market place for the purpose of retiring outstanding first mortgage bonds, for the purpose of retiring or replacing outstanding preferred stock, or any combination thereof, for the payment of outstanding short-term borrowings and for other general corporate purposes.
         The Commission, having examined and considered the Application herein, together with the Exhibits thereto, and the testimony presented by the Applicant and Staff, and being fully advised in the premises, finds:
         Applicant  is a public  utility  subject to the  provisions  of 17 O.S.
Section 181 et seq., and this Commission has jurisdiction to entertain the Application submitted pursuant thereto and to issue the Certificate of Authority requested by Applicant in such Application.
         It is not necessary that Notice of Hearing be given or published in this Cause.
         The issuance of the Junior Subordinated Debentures and/or of Preferred Securities, and other agreements, obligations and undertakings, would come within the definition of a security set forth in 17 O.S. Section 181(3).
         The Junior Subordinated Securities and/or Preferred Securities, will in no way constitute a series under Applicant's existing trust indenture dated July 1, 1945, nor will they create or give rise to or be secured by a lien on any of the property of Applicant located in the State of Oklahoma.
         The Application, together with the exhibits attached thereto and evidence presented by Applicant, comply with requirements of the above-cited statutory provisions and for such reasons herein and to the extent authority is required, the Certificate of Authority requested by Applicant should be and is hereby granted.
                                      ORDER
         IT IS HEREBY ORDERED that a Certificate of Authority be and the same is hereby issued to Public Service Company of Oklahoma authorizing issuance up to $77,500,000 of Junior Subordinated Debentures and/or up to $75,000,000 of Preferred Securities as requested in the Application for a Certificate of Authority.
         IT IS FURTHER ORDERED that this Certificate of Authority shall be in effect from and after the date hereof.
                                            OKLAHOMA CORPORATION COMMISSION

                                            -----------------------------
                                            CODY L. GRAVES, Chairman

                                            /s/ Bob Anthony
                                            BOB ANTHONY, Vice Chairman

                                            /s/ Ed Apple
                                            ED APPLE, Commissioner

DONE AND PERFORMED THIS 10TH Day of April, 1997.

BY ORDER OF THE COMMISSION:

                       /s/ Charlotte W. Flanagan
                        CHARLOTTE W. FLANAGAN, Secretary


                       REPORT OF ADMINISTRATIVE LAW JUDGE

         The foregoing findings and order are the Report and Recommendations of the Administrative Law Judge.

/s/ Robert E. Goldfield                      April 7, 1997
ROBERT E. GOLDFIELD                               DATE